                  AMENDMENT, dated as of February 24, 2000, among DPL INC., an Ohio corporation (the "COMPANY"), DPL CAPITAL TRUST I, a Delaware business trust (the "TRUST"), DAYTON VENTURES LLC, a Delaware limited liability company, together with such of its Affiliates as it shall designate as provided for in the Purchase Agreement (as defined below) (the "EQUITY PURCHASER"), and DAYTON VENTURES, INC., a Cayman Islands company, together with such of its Affiliates as it shall designate as provided for in the Purchase Agreement (the "TRUST PREFERRED PURCHASER").

                  WHEREAS, the parties hereto have entered into a Securities Purchase Agreement dated as of February 1, 2000 (the "PURCHASE AGREEMENT"); and

                  WHEREAS, the parties hereto wish to amend certain provisions of the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                  1. Terms not specifically defined herein shall have the meanings set forth in the Purchase Agreement.

                  2. Clause (i) in the second sentence of Section 4.4(a) of the Purchase Agreement is hereby amended by replacing the number 158,682,304 with the number 157,801,404.

                  3. The first paragraph of the Recitals to the Purchase Agreement is hereby amended by replacing clause (ii) in its entirety with the following:

                  31,560,000 warrants to purchase 31,560,000 of its common shares, par value $0.01 per share (the "COMMON STOCK"), at an exercise price of $21.00 per share, as provided herein and in the form of warrant attached hereto as Exhibit B (the "WARRANTS");

                  4. Clauses (ii) and (iii) of Section 1.1 of the Purchase Agreement are hereby amended by replacing clauses (ii) and (iii) in their entirety with the following:

                  (ii) the sale and issuance to the Equity Purchaser of 31,560,000 Warrants and (iii) the issuance of 31,560,000 shares of Common Stock to be issued upon exercise of the Warrants (the "WARRANT SHARES" and, together with the Voting Preferred Shares and the Warrants, the "SECURITIES").

                  5. Exhibit G to the Purchase Agreement is hereby amended by replacing clause (i)(B) of the Recitals of Exhibit G in its entirety with the following:


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                  31,560,000 warrants to purchase 31,560,000 (the "WARRANT
                  SHARES") of its Common Shares, at an exercise price of $21 per share, as provided in the Securities Purchase Agreement and in the form of warrant attached as Exhibit B to the Securities Purchase Agreement (the "WARRANTS") and

                  6. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


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                  IN WITNESS WHEREOF, the Company, the Trust, the Equity
Purchaser and the Trust Preferred Purchaser have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                         DPL INC


                         By: /s/ Stephen F. Koziar
                            --------------------------------------------
                         Name: Stephen F. Koziar
                         Title: Group Vice President and General Counsel


                         DPL CAPITAL TRUST I


                         By: /s/ Scott M. Stuart
                            --------------------------------------------
                         Name: Scott M. Stuart
                         Title: President


                         DAYTON VENTURES LLC

                         By: KKR 1996 Fund L.P., its General Partner
                         By: KKR Associates 1996 L.P., its General Partner
                         By: KKR 1996 GP LLC, its General Partner


                         By: /s/ Scott M. Stuart
                            --------------------------------------------
                         Name: Scott M. Stuart
                         Title: President


                         DAYTON VENTURES, INC.

                         By: /s/ Scott M. Stuart
                            --------------------------------------------
                         Name: Scott M. Stuart
                         Title: President